Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-92063, 333-98323, 333-98325, 333-120561, and 333-161376 on Form S-8 of our report dated March 15, 2011, relating to the financial statements and financial statement schedule of Communications Systems, Inc. and subsidiaries (the Company) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

March 15, 2011
Minneapolis, Minnesota

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